UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 19, 2006
Date of Report (Date of earliest event reported)

TRITON RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

7363 – 146A Street
Surrey, British Columbia, Canada	V3S 8Y8
(Address of principal executive offices)	(Zip Code)

(604) 599-8799
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[               ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[               ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[               ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[               ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

Certain statements contained in this Current Report on Form 8-K constitute "forward-looking statements". These statements, identified by words such as “plan,” "anticipate," "believe," "estimate," "should," "expect" and similar expressions include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements reflect the current views of management with respect to future events and are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from those described in the forward-looking statements. Such risks and uncertainties include those set forth under Section 2 and elsewhere in this Current Report on Form 8-K. We do not intend to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information. We advise you to carefully review the reports and documents we file from time to time with the Securities and Exchange Commission (the “SEC”), particularly our annual reports on Form 10-KSB, our quarterly reports on Form 10-QSB and our current reports on Form 8-K.

As used in this report, the terms “we,” “us,” “our,” and the “Company” mean Triton Resources, Inc., unless otherwise indicated. All dollar amounts in this Current Report on Form 8-K are expressed in U.S. dollars, unless otherwise indicated.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective April 19, 2006, we completed the acquisition of a 100% ownership interest in Skyflyer Technology GmbH (“Skyflyer”). In exchange for all of the shares of Skyflyer, we issued an aggregate of 33,000,000 shares of our common stock to Skyflyer’s sole shareholder, Inventa Holding GmbH (“Inventa”). Concurrently, Inventa purchased from Perry Augustson, formerly our sole director and sole executive officer, an additional 39,000,000 shares of our common stock for an aggregate purchase price of $9,000. As a result of the sale of his shares to Inventa, Mr. Augustson no longer owns any shares of our common stock. These transactions were completed in accordance with the provisions of the share purchase agreement dated for reference as of March 31, 2006 among us, Inventa, Skyflyer and Mr. Augustson (the “Share Purchase Agreement”).

Upon the completion of our acquisition of Skyflyer, Mr. Augustson resigned as our sole director and sole executive officer and Rolf G. Horchler was appointed as our sole director and as our Chief Executive Officer, President and Chief Financial Officer and John Boschert was appointed as our Secretary and Treasurer.

A copy of the press release announcing our acquisition of Skyflyer is attached as an exhibit to this Current Report on Form 8-K.

FORM 10-SB INFORMATION

DESCRIPTION OF BUSINESS

We were incorporated on March 18, 2004 under the laws of the State of Nevada. On September 30, 2005, we completed a 13-for-1 split of our common stock. As a result of the stock split, our authorized capital was increased from 75,000,000 shares of common stock, with a par value of $0.001 per share, of which there were 5,400,000 shares issued and outstanding, to 975,000,000 shares of common stock, with a par value of $0.001 per share, of which there were 70,200,000 shares issued and outstanding.

Prior to completing the acquisition of Skyflyer, we were engaged in the business of acquiring and exploring mineral properties. We currently own a 100% undivided interest in a mineral claim located in the Province of British Columbia, Canada, known as the “Gold Bottom Mining Claim.” Title to the Gold Bottom Mining Claim is currently held in trust for Triton by Perry Augustson, formerly our sole director and sole executive officer. In order to maintain our interest in the Gold Bottom Mining Claim, we must conduct minimum exploration activities on the claim and report those activities to the Ministry of Energy, Mines and Petroleum Resources for the Province of British Columbia. Alternatively, minimum fees may be paid in lieu of these exploration activities.

In order to focus our resources on developing Skyflyer’s technology and business, we no longer intend to proceed with our mineral property acquisition and exploration activities. As such, we intend to allow our rights to the Gold Bottom Mining Claim to lapse.

Skyflyer Technology GmbH

Skyflyer was formed on April 14, 2005 under the laws of the Federal Republic of Germany. Skyflyer was formed for the purpose of developing a proprietary recreational flying device intended for use within an enclosed, capsulated flight facility.

Prior to our acquisition of Skyflyer, Skyflyer had been engaged primarily in organizational activities, including the incorporation of Skyflyer, the opening of its initial accounts, the development of a scale model of the flying device and the filing of patent applications.

The flying device and the flight facility were initially developed by Dieter Wagels, one of the managing directors of Skyflyer, and the owner of a 37.5% interest in Inventa. In consideration for payments made by Skyflyer towards the development of the flying device, Mr. Wagels transferred ownership of the technology underlying the flying device and the flight facility to Skyflyer, including ownership of the patent applications filed by Mr. Wagels.

The Flyer

The flying device being developed by Skyflyer consists of a one or two person free flying unit and is currently intended to be used as an amusement attraction or ride. In a sense, the flyer would act as a “flying go-kart.” The flight unit is designed such that it would be able to fly without the assistance of an anchored guide arm or rails, and would be navigated by controls located in the cockpit.

The design of the flight unit consists of a flat, rectangular platform, with four horizontally configured propeller units embedded into the body. The propeller units would lie flush with the body of the flyer instead of being placed on top like a helicopter. These propellers provide vertical thrust, enabling the unit to fly. Steering and horizontal thrust would be created and controlled by electronically varying the amount of thrust created by each propeller unit. The cockpit of the flyer would be placed in the center of the platform.

The plan is to equip each flyer with a global positioning system, or GPS, and ultrasonic distance sensors in order to avoid collisions, and a remote control that would allow persons on the ground to take control of the flyer.

The Flight Facility

Skyflyer has conceptualized an enclosed, capsulated facility within which the flying unit can be used. The flight facility would consist of a series of horizontal glass tube systems. These systems could be stacked vertically, creating different levels and could be configured to create different difficulty levels and challenges. Flight units would then fly through these tube systems, like a go-kart through a race track.

Product Development Plan

We are currently in the research and development phase with respect to our proposed flying device and flight facility. Skyflyer has created three dimensional computer models of the flying device and the flight facility, including different levels with different grades of difficulty. In addition, Skyflyer, with the assistance of Braun Modelltechnik, has constructed a small scale model of the flying device that operates by remote control. This model, approximately one meter long on each side, is fully functional and has been used to demonstrate the feasibility of the principles upon which a full scale prototype would be based.

The proposed development of Skyflyer’s flying device and flight center is expected to occur in three major stages:

1.

The development and construction of a full scale prototype of the flying device. The full- scale prototype is expected to be approximately 6 times larger than the test model previously constructed by Skyflyer. Construction of the flying device prototype is expected to be conducted directly by Skyflyer at a facility in Wegberg, Germany. Skyflyer has estimated that it will cost approximately EUR 510,000 (approximately $633,000) to construct a full-scale prototype.

2.

The development and construction of an electronic control and guidance system for the flying device, including a GPS tracking system, ultrasonic proximity sensors and a remote control override. Initially, the prototype is expected to have only a basic navigation system that will allow the flying device to be steered along all three axis lines (forwards – backwards, up – down, and left – right). If Skyflyer is successful in developing a working, full-sized prototype of the flying device, of which there is no assurance, it will seek to obtain outside assistance in the development of the electronic control and guidance system. The costs of developing, testing and constructing this system is expected to cost approximately EUR 2,500,000 (approximately $3,100,000), which is substantially more than the costs of constructing the prototype flying device.

3.

The development and construction of a full-sized prototype flight facility. If Skyflyer is successful in developing a full-scale prototype of the flying device and the electronic control and guidance system, then it will attempt to construct a prototype of the flight facility. The cost of developing, testing and constructing the flight facility is expected to be substantially greater than the costs of stages 1 and 2 of our product development plan combined. Our initial projections of the development and construction costs for the flight facility are approximately EUR 20,000,000 (approximately $24,800,000).

Throughout the product development process, we will engage in substantial quality control and safety testing and intend to engage the assistance of outside consultants throughout this process.

To date, approximately EUR 168,000 (approximately $208,000) has been spent on the development of the flying device and the flight center.

Intellectual Property Rights

The following patent applications were filed by Dieter Wagels with respect to the flying device and the flight facility:

European Patent Application No. 03748086.0 -2318
International Patent Application No. PCT/EP2003/010659
United Arab Emirates Patent Application No. 156/2005
China Patent Application No. 03823060.7
Japan Patent Application No. 2004-540701
Russia Patent Application No. 2005112724
United States Patent Application No. 10/525,886

Title to these patent applications was transferred to Skyflyer by Mr. Wagels in consideration of certain payments made by Skyflyer for the development of the technologies and the filing of the patent applications, plus the sum of EUR 10. Pursuant to purchase agreement between Mr. Wagels and Skyflyer, a copy of which is attached to this report, Skyflyer must obtain the written consent of Mr. Wagels prior to transferring title to the patent applications and the technologies to any third party, provided that Mr. Wagels may not unreasonably withhold his consent. In addition, if we become subject to any bankruptcy proceedings, Mr. Wagels will have to right to demand that title to the patent applications be transferred back in his name.

Competition

We are not aware of any directly competing recreational flying devices or facilities in existence or currently in development.

The flying device and the flight facility are intended to be used as an amusement attraction or ride and, as such, may compete for customers with other existing amusement attractions or rides, such as roller coasters and go-karts. Our proposed products are in the research and development stage only, and there are no assurances that, even if our product development efforts are successful, we will be able to manufacture the flying devices or the flight facilities at a cost that would allow any future operators to charge a competitive fee for the use of those products and to realize a reasonable rate of return. Any failures in this regard would significantly hamper our ability to market the flying device and the flight facility, even if we are successful in developing those products.

Employees

Skyflyer currently has three employees, one of whom is employed by Skyflyer full-time. The other two employees of Skyflyer are employed part-time. Other than our executive officers, Triton does not have any employees.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Our plan of operation for the next twelve months will depend primarily upon our ability to obtain the funding necessary to engage in our research and development efforts.

Assuming that we are able to obtain sufficient financing, of which there is no assurance, the first phase of our product development efforts will be to build a full-scale prototype of the flying device. The prototype is expected to take approximately six months to construct, and will involve the following:

Approximate Timeline
1. Production of detailed engineering plans and schematics.	Months 1 to 2
2. Purchasing and acquisition of raw materials and parts.	Months 2 to 3
3. Fabrication and assembly.	Months 2 to 5
4. Design of preliminary navigation system.	Months 1 to 3
5. Construction of preliminary navigation system.	Months 2 to 5
6. Product and safety testing.	Months 4 to 6

The above timeline is an estimate only and does not take into account possible delays that may arise during the construction of the prototype. If we experience any difficulties or delays during the construction process, it could take substantially longer for us to complete the construction of the full-scale prototype. Such difficulties could include unanticipated engineering difficulties arising from scaling up the designs for the flying device from the 1:6 scale model to the full-sized prototype.

Construction and testing of the flying device prototype is expected to take place in Wegberg, Germany. As such, the costs of constructing the prototype have first been estimated in Euros and converted to US dollars at an exchange rate of $1.24 per EUR, which is equal to the approximate exchange rate as at the date of filing of this report. We estimate that it will cost approximately EUR 510,000 ($633,000) to complete construction of the full-sized prototype. This amount can be broken down as follows:

	Approximate Cost (Euros)	Approximate Cost (USD)
Materials and parts	EUR 220,000	$273,000
Personnel and labor	EUR 130,000	$161,000
Equipment	EUR 15,000	$19,000
Electronic components	EUR 50,000	$62,000
Testing	EUR 50,000	$62,000
Contingency	EUR 45,000	$56,000
Total	EUR 510,000	$633,000

Initially, the prototype is expected to have only a basic navigation system that will allow the flying device to be steered along all three axis lines (forwards – backwards, up – down, and left – right). If we are successful in constructing a working, full-scale prototype of the flying device, of which there are no assurances, we will focus our attention on the design, development and construction of an electronic control and guidance system that includes a GPS tracking system, ultrasonic proximity sensors and a remote control override. As discussed above, the purpose of this advanced guidance system will be to allow the flying device to be operated indoors, within the flight facility, by assisting the pilot in avoiding collisions and allowing for operators of the flight facility to remotely take control of the flyer. The design and construction of this navigation system is expected to cost approximately EUR 2,500,000 ($3,100,000) and is expected to take approximately one to two years to develop. We expect that a large part of the development process for the advanced guidance system will be contracted to outside consultants.

In addition to the amounts described above, we anticipate that we will require an additional $50,000 for general administrative purposes and to pay for the legal and accounting fees associated with meeting our ongoing reporting obligations under applicable US securities laws.

Financing Requirements

Currently, we do not have sufficient financial resources to complete our plan of operation for the next twelve months. We have not earned any revenues to date and we do not anticipate earning revenues from our operations until such time as we have completed the development of our proposed flying device and/or flight facility, of which there are no assurances. As such, our ability to complete our plan of operation is dependent upon our ability to obtain substantial financing in the near term.

Any financing that we obtain is expected to be in the form of sales of our equity securities as sufficient debt financing is not expected to be available to us at this stage of our development. If we are successful in completing any equity financings, of which there is no assurance, our existing shareholders will experience a dilution of their interest in our company. If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not successful in raising sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

Off Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

Reverse Acquisition Accounting

Under generally accepted accounting principles, the acquisition of Skyflyer has been accounted for as a reverse acquisition and Skyflyer has been treated as the acquiring entity for accounting and financial reporting purposes. As such, our consolidated financial statements will be presented as a continuation of the operations of Skyflyer and not Triton Resources, Inc. The operations of Triton will be included in the consolidated statement of operations from the effective date of the acquisition, April 19, 2006.

Risks and Uncertainties

Any investment in our common stock involves a high degree of risk. Investors should carefully consider the risks described below as well as the information contained in our reports and other documents filed from time to time with the SEC before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.

Need For Financing

We do not currently have the financial resources to complete our plan of operation for the next twelve months. We anticipate that we will require EUR 510,000 ($633,000) to complete the construction of the prototype for the flying device, plus an additional $50,000 to meet the administrative costs of running our business. In addition, if we are successful in building a working prototype of the flying device, of which there is no assurance, we will begin the development of an advance electronic navigation system for the flying device, which is expected to cost approximately EUR 2,500,000 ($3,100,000).

We currently do not have any financing arrangements in place and there is no assurance that we will be able to acquire sufficient financing on terms acceptable to us or at all. If financing is not available or obtainable, our ability to meet our financial obligations and pursue our plan of operation will be substantially limited and investors may lose a substantial portion or all of their investment

The Flying Device And the Flight Facility Are Still In The Research And Development Stage

To date, we have only constructed a small scale model of the flying device, which is approximately 1:6 of the expected size of the full-sized prototype. Skyflyer is still in the process of developing the flying device and the flight facility and has not earned any revenues from the sale of flying devices or the flight facility. In their current state of development, neither the flying device nor the flight facility is marketable as a product. There are no assurances that our product development programs for the flying device and the flight facility will be successful or that we will be able to develop any commercially marketable systems based on the technologies underlying those proposed products. Even if our development programs are successful, we do not anticipate that those programs will be completed in the near future.

We May Experience Delays In The Construction Of Our Prototype

If we are able to obtain sufficient financing, of which there are no assurances, we expect to begin construction of a prototype of the flying device within the next twelve months. Construction and testing of the prototype is expected to take approximately 6 months to complete. However, construction and development projects of this type often experience delays and technical difficulties. Our ability to complete construction on schedule is dependent on many circumstances, some of which may be outside of our control. These factors may include, but are not limited to, factors such as the availability of outside contractors, materials and equipment. In addition, although we believe that the principles underlying the design of the flying device are sound, they have been demonstrated only in our small-scale model of the flying device. Engineering problems can arise when attempting to scale up designs from the size of a model to the actual size of the prototype. Even if we are able to complete construction of the prototype as scheduled, there are no assurances that the prototype will perform as expected.

Limited Operating History, Risks Of A New Business Venture

Skyflyer was formed on April 14, 2005 and as such, has a very short operating history upon which future performance may be assessed.

Potential investors should be aware of the difficulties normally encountered by a new enterprise and the high rate of failure of such enterprises. The potential for future success must be considered in light of the problems, expenses, difficulties complications and delays encountered in connection with the development of a business in the area in which we intend to operate and in connection with the formation and commencement of operations of a new business in general. These include, but are not limited to, unanticipated problems relating to research and development programs, marketing, approvals by government agencies, competition and additional costs and expenses that may exceed current estimates. There is no history upon which to base any assumption as to the likelihood that our business will prove to be successful, and there can be no assurance that we will generate any operating revenues or ever achieve profitable operations.

Our Operations May Be Subject To Extensive Government Regulations

We expect that the flying device and the flight facility will be subject to a number of government regulations, including strict safety and environmental guidelines. There will be an inherent element of danger involved with operating the flying device and the flight facility. As such, we expect that we will be required to demonstrate that those proposed products fully comply with applicable safety and environmental regulations, which could be an expensive and lengthy process. As we are still in the process of developing the flying device and the flight facility, the full extent to which these regulations will affect our future business prospects is not yet fully known and there can be no assurance that we can successfully comply with all present or future government regulations.

Asserting And Defending Intellectual Property Rights May Impact Results Of Operations

The success of our business may depend on our ability to protect our proprietary process and technology from competitors. A number of international patent applications have been filed with respect to the flying device and the flight facility. However, there is no assurance that a final patent will be granted for any of the patent pending technologies underlying our proposed products. If we are not able to obtain a patent for any of the technologies, we will only be able to protect our products and technological processes by maintaining the secrecy of those products and processes.

Even if we are able to obtain patents for the flying device and the flight facility, we may be required to defend our intellectual property rights through litigation. The financial cost of such litigation could have a material impact on our financial condition even if we are successful in developing and marketing products and in defending any of our intellectual property rights, of which there is no assurance. Furthermore, an adverse outcome in any litigation or interference proceeding could subject us to significant liabilities to third parties and require us to cease using the technology that is at issue or to license the technology from third parties. In addition, a finding that any of our intellectual property rights are invalid could allow competitors to more easily and cost-effectively compete. Thus, an unfavorable outcome in any patent litigation or interference proceeding could have a material adverse effect on our business, financial condition and results of operations.

We Intend To Operate In A Highly Competitive Industry

Although we are not aware of any competing flying devices or flight facilities, our proposed products will compete with other recreational and amusement attractions such as go-karts and roller coasters for the attention of customers. Although our proposed product is unique, the amount that customers are willing to spend on recreational activities is somewhat price sensitive. Our future success will be dependent upon our ability to develop the flying device and flight facility at an economical cost and to successfully market those products in competition with other recreational and amusement attractions. There is no assurance that we will be able to successfully do either of these things.

Dependence On Key Personnel

Our success will largely depend on the performance of our management and on the management of Skyflyer. We are currently dependent upon a limited number of employees and consultants. As such, our success will also depend on our ability to attract and retain highly skilled technical, research, management, regulatory compliance, sales and marketing personnel. Competition for such personnel is intense. The loss of the services of such personnel or the inability to attract and retain other key personnel could impair the development of our business, operating results and financial condition.

DESCRIPTION OF PROPERTY

Other than our interest in the Gold Bottom Mining Claim, we do not own any real property or any rights to acquire any real property. Perry Augustson, who, prior to our acquisition of Skyflyer, was our sole executive officer and sole director, had previously donated office space to us free of charge. We are currently in the process of seeking alternate office space for our corporate headquarters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of April 19, 2006 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
DIRECTORS AND OFFICERS
Common Stock	Rolf G. Horchler Director, Chief Executive Officer, President, Chief Financial Officer Wilhelm von Juelick Str. 58A, D 41 179, Moenchengladbach, Germany	Nil	Nil
Common Stock	John Boschert Secretary and Treasurer 1480 Gulf Road, Suite 204 Point Roberts, WA 98281	Nil	Nil

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock(1)	Percentage of Common Stock(1)
Common Stock	All Officers and Directors as a Group (2 persons)	Nil	Nil
5% SHAREHOLDERS
Common Stock	Inventa Holding GmbH Friedrich-List-Allee, 41844 Wegberg, Germany	72,000,000	69.8%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on April 19, 2006, immediately upon completion of the acquisition of Skyflyer. As of April 19, 2006, there were 103,200,000 shares of our common stock issued and outstanding.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the names and positions of our officers and directors as of the date hereof.

Name	Age	Positions
Rolf G. Horchler	60	Chief Executive Officer, Chief Financial Officer, President, and Director
John Boschert	35	Secretary and Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors:

Rolf G. Horchler became our sole director and our Chief Executive Officer, Chief Financial Officer and President upon closing of the Acquisition. Mr. Horchler has more than 30 years of experience in finance, operations, corporate acquisitions, strategic planning and human resource management, and has held a number of senior positions in different organizations.

From 1970 to 1988, Mr. Horchler held the position of commercial managing director at Scharmann GmbH & Co. KG in the machine tool industry, where he had responsibility over corporate finance, controllership functions and planning, purchasing and logistics and the IT department. In 1989, Mr. Horchler became the chief financial officer of Heyligenstaedt GmbH & Co. KG in the machine tool industry and remained there until 1991. From 1992 to 2001, Mr. Horchler was a member of

Siempelkamp GmbH & Co. KG where his responsibilities included consolidations, controllership of more than 10 companies, corporate financing, trust planning, acting as the Chief Executive Officer of its IT subsidiary, and the acquisition of various companies. Since 2002, through Horchler Consulting and Management GmbH & Co. KG, Mr. Horchler has acted as a private consultant specializing in financing, strategic corporate realignments, and post-merger management. As a consultant, he has worked on the development of the finance department for Toshiba Imaging Systems Deutschland in Neuss, Germany; the assessment of the Enterprise Resource Planning (“ERP”) Systems; performing special functions for the senior management of Voith AG in Heidenheim, Germany; and the assessment of business strategies for companies such as Bergen Group AG in Cologne, Germany.

John Boschert is our Secretary and Treasurer.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Since June 28, 2005, Mr. Boschert has been the Secretary of Clyvia Inc., a company that, through its German subsidiary, Clyvia Technology GmbH, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Since March 20, 2006, John Boschert has been the President, Secretary, Treasurer, Chief Executive Officer, and Chief Financial Officer of Invision Capital, Inc. and, since March 13, 2006, a member of the board of directors of Invision Capital, Inc., an exploration stage company engaged in the search for gold and related minerals.

Legal Proceedings Involving Directors And Executive Officers

We are not aware of any legal proceedings to which any of our current or former directors, officers, affiliates, or owners of more than five percent of the Company’s common stock (beneficially or of record) is a party adverse in interest to us. None of our current or former officers or directors have been the subject of any bankruptcy petitions filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. We are also not aware of any legal proceedings to which Inventa or any affiliate of Inventa is a party adverse in interest to us.

Committees Of The Board Of Directors

Our board of directors does not maintain a separately-designated standing audit committee. As a result, our sole director acts as our audit committee. Mr. Horchler does not meet the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our board of directors at this time is prohibitive.

We presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Terms Of Office

Our directors are elected to hold office until the next annual meeting of the shareholders and until their respective successors have been elected and qualified. Our executive officers are appointed by our board of directors and hold office until removed by our board of directors or until their successors are appointed.

Significant Employees

Dr. Manfred Sappok: Dr. Sappok is a Managing Director and a key employee of Skyflyer. Dr. Sappok has a PhD in physics and began his career as a project manager at ABB in Manheim, Germany. In 1981, Dr. Sappok moved to Siempelkamp, a German based industrial manufacturing giant, where he was appointed as a managing director in 1983. In 1997, Dr. Sappok left Siempelkamp and began work on developing the Technology. In 2004, Dr. Sappok founded Skyflyer along with Dieter Wagels.

Dieter Wagels: Mr. Wagels is also a Managing Director and key employee of Skyflyer. Mr. Wagels is the principal of Dast GmbH, a manufacturer of precision machinery located in Düsseldorf, Germany. In 2005, Mr. Wagels founded Skyflyer with Dr. Sappok.

In addition to being managing directors of Skyflyer, Dr. Sappok and Mr. Wagels are also the managing directors of Clyvia Technology GmbH, the German based wholly owned subsidiary of Clyvia Inc. Clyvia Inc., through Clyvia Technology, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids. Dr. Sappok and Mr. Wagels are also managing directors of Inventa Holding GmbH, the principal stockholder of both Clyvia Inc. and Triton Resources, Inc. Each of Dr. Sappok and Mr. Wagels owns approximately 37.5% of Inventa Holding.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain compensation information for (i) all individuals serving as our chief executive officer or acting in a similar capacity during the last completed fiscal year, regardless of compensation level (the “CEO”); (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of the last completed fiscal year; and up to two additional individuals for whom disclosure would have been provided pursuant to subparagraph (ii) of this item but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year (collectively, or “named executive officers”).

			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year Ended Oct 31	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
Rolf G. Horchler(1)	Chief Executive Officer, Chief Financial Officer, President And Director	2005 2004	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A

			ANNUAL COMPENSATION			LONG TERM COMPENSATION
Name	Title	Year Ended Oct 31	Salary	Bonus	Other Annual Compen- sation	AWARDS		PAYOUTS	All Other Compen- sation
						Restricted Stock Awarded	Options/ SARs* (#)	LTIP payouts ($)
John Boschert(1)	Secretary and Treasurer	2005 2004	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A	N/A N/A
Perry Augustson(2)	Former Director, Former Chief Executive Officer, Former Chief Financial Officer, Former President, Former Secretary and Former Treasurer	2005 2004	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0
Dr. Manfred Sappok(3)	Managing Director, Skyflyer Technology GmbH	2005 2004	$19,650 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A
Dieter Wagels(3)	Managing Director, Skyflyer Technology GmbH	2005 2004	$0 N/A	$0 N/A	$10,241 N/A	$0 N/A	$0 N/A	$0 N/A	$0 N/A

(1)

Mr. Horchler and Mr. Boschert were appointed to their respective positions on April 19, 2006, upon our acquisition of Skyflyer. Prior to this time, neither Mr. Horchler nor Mr. Boschert held any positions with either of Triton or Skyflyer.

(2)	Mr. Augustson was our sole director and sole executive officer from the date of our inception to April 19, 2006. Mr. Augustson resigned upon completion of our acquisition of Skyflyer.

(3)

The amounts paid to Dr. Sappok and Mr. Wagels were amounts paid by Skyflyer prior to the acquisition. Skyflyer was incorporated on April 14, 2005. The amounts paid to Mr. Wagels as other annual compensation were paid as management fees to DAST GmbH, a company of which Mr. Wagels is the principal.

Stock Option Grants

We did not grant any stock options to our executive officers or directors during our most recent fiscal year ended January 31, 2006. We also have not granted any stock options to our executive officers or directors since January 31, 2006. In addition, as of January 31, 2006, no retirement, pension or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Exercises Of Stock Options And Year-End Option Values

No stock options were exercised by our executive officers or directors during the financial year ended January 31, 2006 and no stock options have been exercised since January 31, 2006.

Long-Term Incentive Plans

We do not have any long-term incentive plans, pension plans, or similar compensatory plans for our directors or executive officers.

Compensation Of Directors

Our directors received no management fees during the years ended October 31, 2005 or October 31, 2004.

Employment Contracts

We do not have employment contracts with any of our executive officers or directors. We also do not have any termination of employment or change-in-control arrangements with any of our executive officers or directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, none of the following parties has, in the last two years, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  Any of our directors or officers;
  Any person proposed as a nominee for election as a director;
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
  Any of our promoters; and
  Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

On June 14, 2004, our former sole director and executive officer, Perry Augustson, acquired 3,000,000 (39,000,000 post-split) shares of our common stock at a price of $0.001 per share for total proceeds of $3,000. These shares were issued pursuant to Section 4(2) of the Securities Act.

Dr. Manfred Sappok and Mr. Dieter Wagels are the founders of Skyflyer and, as such, may be viewed as promoters as contemplated by Item 404(d) of Regulation SB. Dr. Sappok and Mr. Wagels each own approximately 37.5% of Inventa Holding GmbH. In order to acquire our interest in Skyflyer, we issued to Inventa 33,000,000 shares of our common stock. As consideration, we received all of the outstanding shares of Skyflyer. The shares issued to Inventa were sold pursuant to Regulation S promulgated under the Securities Act of 1933 on the basis of representations provided by Inventa that it is not a “U.S. person” as defined in Regulation S.

On or about April 19, 2006, Skyflyer acquired title to the patent applications filed by Mr. Wagels with respect to the flying device and the flight facility in consideration for payments made by Skyflyer for the development of the technology underlying those patent applications and for an additional payment of EUR 10.00 ($12.00).

DESCRIPTION OF SECURITIES

General

Our authorized capital consists of 975,000,000 shares of common stock, with a par value of $0.001 per share. As of April 19, 2006, there were 103,200,000 shares of our common stock issued and outstanding.

Common Stock

The following is a summary of the material rights and restrictions associated with our capital stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws.

The holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the holders of our common stock, including the election of directors. Holders of our common stock do not have cumulative voting rights in the election of directors. Pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes (the “NRS”) and our Bylaws, a majority of the outstanding shares of stock entitled to vote must be present, in person or by proxy, at any meeting of the stockholders of the Company in order to constitute a valid quorum for the transaction of business. Actions taken by stockholders at a meeting in which a valid quorum is present are approved if the number of votes cast at the meeting in favor of the action exceeds the number of votes cast in opposition to the action. Certain fundamental corporate changes such as the liquidation of all of our assets, mergers or amendments to our Articles of Incorporation require the approval of holders of a majority of the outstanding shares entitled to vote. Holders of our common stock do not have any preemptive rights to purchase shares in any future issuances of our common stock or any other securities. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.

The holders of our common stock are entitled to receive dividends pro rata based on the number of shares held, when and if declared by our board of directors, from funds legally available for that purpose. In the event of the liquidation, dissolution or winding up of the affairs of the Company, all our assets and funds remaining after the payment of all debts and other liabilities are to be distributed, pro rata, among the holders of our common stock.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

There are no dividend restrictions that limit our ability to pay dividends on our common stock in our Articles of Incorporation or Bylaws. Chapter 78 of the NRS does provide certain limitations on our ability to declare dividends. Section 78.288 of Chapter 78 of the NRS prohibits us from declaring dividends where, after giving effect to the distribution of the dividend:

(a)	we would not be able to pay our debts as they become due in the usual course of business; or

(b)

except as may be allowed by our Articles of Incorporation, our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders who may have preferential rights and whose preferential rights are superior to those receiving the distribution.

Nevada Anti-Takeover Laws

NRS Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not contain any provisions with respect to acquisitions of controlling interests.

The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a)	has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b)	does business in the State of Nevada, either directly or through an affiliated corporation.

Furthermore, we do not currently do business in the State of Nevada and we have no plans to conduct business in the State of Nevada in the foreseeable future. Accordingly, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do not apply to us, and are not likely to apply to us in the foreseeable future.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Our common shares are quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) under the symbol “TRCS”. Our shares were first traded on the OTC Bulletin Board on June 20, 2005, under the stock symbol “TRIR.” Our symbol was changed to “TRCS” on September 30, 2005 upon completion of our 13-for-1 stock split. The following table indicates the high and low bid prices of the common shares obtained during the periods indicated:

	2006		2005		2004
	High	Low	High	Low	High	Low
First Quarter ended January 31	$1.01	$0.40	N/A	N/A	N/A	N/A
Second Quarter ended April 30	N/A	N/A	N/A	N/A	N/A	N/A
Third Quarter ended July 31	N/A	N/A	$0.00	$0.00	N/A	N/A
Fourth Quarter ended October 31	N/A	N/A	$0.40	$0.08	N/A	N/A

The above quotations have been adjusted to reflect our 13-for-1 stock split, effective September 30, 2005. The range of high and low price quotes of our common stock as set out in the table above is as quoted on the OTC Bulletin Board. The market quotations provided reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Penny Stock Rules

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and in such form as the SEC shall require by rule or regulation. The broker-dealer also must, prior to effecting any transaction in a penny stock, provide the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock that is not otherwise exempt from those rules, the broker-dealer must: (a) make a special written determination that the penny stock is a suitable investment for the purchaser and (b) receive from the purchaser his or her written acknowledgement of receipt of the determination and a written agreement to the transaction.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and therefore stockholders may have difficulty selling those securities.

Registered Holders Of Our Common Stock

As of April 19, 2006, there were 32 registered holders of record of our common stock. We believe that a large number of stockholders hold stock on deposit with their brokers or investment bankers registered in the name of stock depositories.

Dividends

We have neither declared nor paid any cash dividends on our capital stock since our inception and do not contemplate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business. Our board of directors will determine future dividend declarations and payments, if any, in light of the then-current conditions they deem relevant and in accordance with the Nevada Revised Statutes.

There are no restrictions in our articles of incorporation or in our bylaws which prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of a dividend:

(a)	We would not be able to pay our debts as they become due in the usual course of business; or

(b)

Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving distributions.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings and, to our knowledge, no such proceedings are pending, threatened or contemplated.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On February 28, 2006, we engaged Amisano Hanson, Chartered Accountants as our principal independent accountants. On the same date, we advised Manning Elliott LLP, Chartered Accountants, that it was dismissed as our independent accountant. Our board of directors approved the engagement of Amisano Hanson and the dismissal of Manning Elliott by written resolutions.

The information required by Item 304 of Regulation SB is disclosed in our Current Report on Form 8-K filed with the SEC on March 3, 2006.

RECENT SALES OF UNREGISTERED SECURITIES

See Item 3.02 of this Current Report on Form 8-K.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors may be indemnified as provided by the Nevada Revised Statutes (the “NRS”), our Articles of Incorporation and our Bylaws.

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Triton.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Triton, even if they are unsuccessful in defending that action, if the officer or director:

  is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or
  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Triton, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of Triton against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Triton, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Articles of Incorporation and our Bylaws provide that we are required to indemnify our officers and directors to the full extent permitted by the laws of Nevada. Our Articles of Incorporation and our Bylaws further provide that we are required to pay the costs of defending against any litigation brought against out officers and directors as they are incurred and in advance of a final disposition on the matter, so long as such officer or director provides us with an undertaking to repay those amounts should a court of competent jurisdiction determine that he or she is not entitled to be indemnified by Triton.

The NRS and our Articles of Incorporation and our Bylaws further provide that we are permitted, but not required, to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

SECTION 3 – SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for all of the outstanding shares of Skyflyer Technology GmbH, we issued to Inventa Holding GmbH 33,000,000 shares of our common stock. These shares were issued to Inventa pursuant to the provisions of Regulation S promulgated under the Securities Act of 1933 on the basis of representations provided by Inventa that it is not a “U.S. Person” as that term is defined in Regulation S.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective on April 19, 2006, Inventa Holding GmbH acquired an aggregate of 72,000,000 shares in our common stock. Of these shares, 33,000,000 shares were issued by us in exchange for a 100% ownership interest in Skyflyer Technology GmbH. The remaining 39,000,000 shares acquired by Inventa were acquired from Perry Augustson for an aggregate purchase price of $9,000. Inventa paid for the purchase price of the shares acquired from Mr. Augustson out of its own funds. As a result, Inventa now owns 69.8% of our total issued and outstanding shares of common stock.

Pursuant to the Share Purchase Agreement, upon closing of the acquisition of Skyflyer, Mr. Augustson resigned as our sole director and executive officer, and Rolf G. Horchler was appointed as our sole director and as Chief Executive Officer, President and Chief Financial Officer and John Boschert was appointed as our Treasurer and Secretary.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 19, 2006, upon closing of the acquisition of Skyflyer Technology GmbH, Perry Augustson resigned as our sole director and executive officer. The resignations of Mr. Augustson were made in accordance with the terms of the Share Purchase Agreement and were not due to any disagreements with the Company.

Upon tendering of Mr. Augustson’s resignations, Rolf G. Horchler was appointed as our sole director and as our Chief Executive Officer, President and Chief Financial Officer and John Boschert was appointed as our Treasurer and Secretary.

Mr. Horchler has more than 30 years of experience in finance, operations, corporate acquisitions, strategic planning and human resource management, and has held a number of senior positions in different organizations.

From 1970 to 1988, Mr. Horchler held the position of commercial managing director at Scharmann GmbH & Co. KG in the machine tool industry, where he had responsibility over corporate finance, controllership functions and planning, purchasing and logistics and the IT department. In 1989, Mr. Horchler became the chief financial officer of Heyligenstaedt GmbH & Co. KG in the machine tool industry and remained there until 1991. From 1992 to 2001, Mr. Horchler was a member of Siempelkamp GmbH & Co. KG where his responsibilities included consolidations, controllership of more than 10 companies, corporate financing, trust planning, acting as the Chief Executive Officer of its IT subsidiary, and the acquisition of various companies. Since 2002, through Horchler Consulting and Management GmbH & Co. KG, Mr. Horchler has acted as a private consultant specializing in financing, strategic corporate realignments, and post-merger management. As a consultant, he has worked on the development of the finance department for Toshiba Imaging Systems Deutschland in Neuss, Germany; the assessment of the Enterprise Resource Planning (“ERP”) Systems; performing special functions for the senior management of Voith AG in Heidenheim, Germany; and the assessment of business strategies for companies such as Bergen Group AG in Cologne, Germany.

Mr. Boschert is a self-employed business consultant. From July 2003 to June 2005, he was the president and owner of a food and beverage company based in Port Alberni, British Columbia, Canada. From 1999 to 2003, he served as a business consultant and officer of Qincom Networks Inc., a telecommunications services provider. From 1998 to 2002, he served as a business consultant and director of Universal Domains, Inc., a food services and domain name provider.

Since June 28, 2005, Mr. Boschert has been the Secretary of Clyvia Inc., a company that, through its German subsidiary, Clyvia Technology GmbH, is developing a proprietary technology that utilizes a process known as fractional depolymerization to produce diesel fuel and heating oil from various forms of recyclable waste materials, including vegetable oils, plastics and organic solids.

Since March 20, 2006, Mr. Boschert has been the President, Secretary, Treasurer, Chief Executive Officer, and Chief Financial Officer of Invision Capital, Inc. and, since March 13, 2006, a member of the board of directors of Invision Capital, Inc., an exploration stage company engaged in the search for gold and related minerals.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Included herein as Exhibit 99.2 to this Current Report on Form 8-K are the following audited financial statements of Skyflyer Technology GmbH, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;

	2.	Balance Sheet as at October 31, 2005.

	3.	Statement of Operations for the period April 14, 2005 (Date of Inception) to October 31, 2005.

	4.	Statement of Cash Flows for the period April 14, 2005 (Date of Inception) to October 31, 2005.

	5.	Statement of Stockholders’ Equity for the period from April 14, 2005 (Date of Inception) to October 31, 2005.

	6.	Notes to Financial Statements.

Included herein as Exhibit 99.3 to this Current Report on Form 8-K are the following audited financial statements of Skyflyer Technology GmbH, prepared in accordance with US generally accepted accounting principals and stated in US dollars:

	1.	Report of Independent Registered Public Accounting Firm;

	2.	Balance Sheet as at January 31, 2006 and October 31, 2005.

	7.	Statement of Operations for the three months ended January 31, 2006 and for the period April 14, 2005 (Date of Inception) to January 31, 2006.

	8.	Statement of Cash Flows for the three months ended January 31, 2006 and for the period April 14, 2005 (Date of Inception) to January 31, 2006.

	9.	Statement of Stockholders’ Equity for the period from April 14, 2005 (Date of Inception) to January 31, 2006.

	10.	Notes to Financial Statements.

(b)	Pro forma Financial Information.

Included herein as Exhibit 99.4 to this Current Report on Form 8-K are the following unaudited pro-forma consolidated financial statements giving effect to the Company’s acquisition of Skflyfer Technology GmbH, effective April 19, 2006:

1.	Pro Forma Consolidated Balance Sheet as of January 31, 2006;

2.	Pro Forma Consolidated Statement of Operations for the three months ended January 31, 2006;

3.	Pro Forma Consolidated Statement of Operations for the periods ended October 31, 2005;

4.	Notes to the Pro Forma Financial Statements.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Share Purchase Agreement between Inventa Holding GmbH, Triton Resources, Inc., Skyflyer Technology GmbH and Perry Augustson, dated for reference the 31st day of March, 2006.(1)

10.2	Agreement and Deed of Transfer between Inventa Holding GmbH and Triton Resources, Inc. dated for reference as of the 19th day of April, 2006.

10.3	Patent Transfer Agreement between Dieter Wagels and Skyflyer Technology GmbH, dated effective as of April 17, 2006.

99.1	Press Release dated April 25, 2006.

99.2	Audited Financial Statements of Skyflyer Technology GmbH for the period ended October 31, 2005.

99.3	Audited Financial Statements of Skyflyer Technology GmbH for the period ended January 31, 2006.

99.4	Unaudited Pro Forma Consolidated Balance Sheet and Statements of Operations.

(1)	Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 10, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON RESOURCES, INC.

Date:	April 25, 2006
		By:	/s/ Rolf G. Horchler

Name: Rolf G. Horchler
Title: Chief Executive Officer, Chief Financial Officer
and President